NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO SHANGHAI BOSTON HOUSTON LOS ANGELES HANOI HO CHI MINH CITY	DuaneMorris FIRM and AFFILIATE OFFICES

ATLANTA
BALTIMORE
WILMINGTON
MIAMI
BOCA RATON
PITTSBURGH
NEWARK
LAS VEGAS
CHERRY HILL
LAKE TAHOE
MYANMAR
OMAN

A GCC REPRESENTATIVE OFFICE
OF DUANE MORRIS

MEXICO CITY
ALLIANCE WITH
MIRANDA & ESTAVILLO

SRI LANKA
ALLIANCE WITH
GOWERS INTERNATIONAL

www.duanemorris.com

November 27, 2019

RSE Collection, LLC c/o RSE Markets, Inc. 250 Lafayette Street 3rd Floor New York, NY 10012

Re:RSE Collection, LLC (the “Company”) Offering Statement on Form 1-A, as amended by the Post-Qualification Offering Circular Amendment No. 19 (together, the “Offering Statement”)

Ladies and Gentlemen:

We have acted as special counsel to the Company, a Delaware series limited liability company, in connection with the filing of the Offering Statement under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) relating to the proposed offer and sale by the Company of membership interests (the “Interests”) in each of the applicable series of the Company as set forth in Schedule 1 hereto (each, an “Offering”).

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

1.the Certificate of Formation of the Company, filed with the Secretary of State of the State of Delaware on August 24, 2016;

2.the Third Amended and Restated Limited Liability Company Agreement of the Company dated as of February 24, 2019, as amended by the First Amendment to the Third Amended and Restated Limited Liability Company Agreement of the Company dated as of June 11, 2019, the Second Amendment to the Third Amended and Restated Limited Liability Company Agreement of the Company dated as of June 28, 2019, the Third Amendment to the Third Amended and Restated Limited Liability Company Agreement of the Company dated as of August 28, 2019, and the Fourth Amendment to the

Duane Morris llp A DELAWARE LIMITED LIABILITY PARTNERSHIPGREGORY R. HAWORTH, RESIDENT PARTNER
one riverfront plaza, 1037 raymond blvd., SUITE 1800 PHONE: +1 973 424 2000 FAX: +1 973 424 2001 NEWARK, NJ 07102-5429

DuaneMorris

RSE Collection, LLC

November 27, 2019

Third Amended and Restated Limited Liability Company Agreement of the Company dated as of October 11, 2019 (collectively, the “Operating Agreement”);  and

3.resolutions of the manager of the Company and the Board of Directors of the manager of the Company, with respect to the Offering.

We have also examined the Offering Statement, forms of subscription agreement and series designation filed with the Commission and such other certificates of public officials, such certificates of executive officers of the Company and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinion hereafter set forth.

In such examination, we have assumed:  (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents, (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects, (vi) that the statements of the Company contained in the Offering Statement are true and correct as to all factual matters stated therein, (vii) that the Offering Statement will be and remain qualified under the Securities Act, and (viii) that the Company will receive the required consideration for the issuance of such Interests at or prior to the issuance thereof. As to all questions of fact material to this opinion, we have relied solely upon the above-referenced certificates or comparable documents and other documents delivered pursuant thereto, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any jurisdiction other than the laws of the State of New York, the federal law of the United States, and the Delaware Limited Liability Company Act (the “Delaware Act”).

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, we are of the opinion that the Interests have been authorized by all necessary series limited liability company action of the Company and, when issued and sold in accordance with the terms set forth in the Operating Agreement, applicable series designation and applicable subscription agreement against payment therefor in the manner contemplated in the Offering Statement, will be legally issued under the Delaware Act.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change.  Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinion expressed herein from matters

DuaneMorris

RSE Collection, LLC

November 27, 2019

that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the use of this letter as an exhibit to the Offering Statement and to any and all references to our firm in the prospectus that is a part of the Offering Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

Very truly yours,

/s/ Duane Morris LLP

Duane Morris LLP

DuaneMorris

RSE Collection, LLC

November 27, 2019

SCHEDULE 1

Series	Maximum Membership Interests	Maximum Offering Size
#88LL1	2,000	$292,000
#89FT1	4,000	$180,000
#99SS1	1,000	$137,500
#66AV1	3,000	$485,000
#92CC1	2,000	$52,500
#94FS1	2,000	$145,000
#55MG1	1,000	$1,250,000
#65PT1	2,000	$135,000
#67FS1	4,000	$180,000
#72FG2	3,000	$295,000
#73FD1	2,000	$285,000
#76FG1	5,000	$185,000
#89FG1	4,000	$105,000
#89NG1	3,000	$80,000
#90FF1	3,000	$1,230,000
#95BE1	5,000	$850,000
#99LD1	2,000	$345,000
#67FG1	3,000	$ 625,000
#72PT1	5,000	$220,000
#67CC1	2,000	$ 200,000
#08TR1	5,000	$85,000
#64AD1	5,000	$ 945,000
#95FM1	2,000	$ 460,000
#91GS1	5,500	$ 43,450
#87FF1	1,100	$ 129,800
#67FS1	4,000	$ 195,000
#72PT1	2,000	$ 220,000
#08TR1	5,000	$ 100,000
#63PT1	2,200	$ 154,000
#61JC1	3,000	$ 195,000
#55MS1	2,200	$ 214,500
#67MS1	2,000	$ 160,000
#94BE1	5,500	$ 1,100,000
#99FF1	2,200	$ 137,500
#89FG2	2,000	$ 150,000
#79PT1	2,000	$ 149,500
#69PN1	5,000	$ 95,000
#68CC1	2,000	$125,000
#90FT1	2,000	$ 82,500
#83PN1	5,000	$ 48,000
#78MM1	1,000	$ 97,500
#81DD1	3,000	$ 67,500
#98AX1	1,000	$ 105,000
#95FF1	2,000	$ 120,000
#08MS1	3,000	$ 315,000
#03SS1	3,000	$ 375,000

DuaneMorris

RSE Collection, LLC

November 27, 2019

#11FG1	4,000	$ 550,000
#06FG2	4,000	$ 380,000
#91JX1	5,000	$ 1,550,000